EXHIBIT 32.1

WEB2 CORP.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of Web2 Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Mobley, Jr., Chairman and Chief Executive Officer (Principal Executive Officer), of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods indicated.

Date: May 20, 2008	By:	/s/ WILLIAM A. MOBLEY, JR.
William A. Mobley, Jr.
Chairman and Chief Executive Officer
(Principal Executive Officer)